UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	December 13, 2005

Splinex Technology Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	333-116817	200715816
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

550 W. Cypress Creek Road, Suite 410, Fort Lauderdale, Florida		33309
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	954 660-6565

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On December 13, 2005, Splinex Technology, Inc. (the "Company") issued a press release announcing that it had entered into a letter of intent to acquire EnerSoft, Inc., a privately held technology company that specializes in the development of video processing filters, signal and imaging processing and video compression technologies. Ener1 Group, Inc., a company affiliated with the Company by common ownership and common control, owns 95% of the equity of EnerSoft.

The letter of intent contemplates that the Company would issue 199,519,730 shares of common stock in a private placement as consideration for the outstanding stock of EnerSoft. Completion of the transaction, which is expected to occur in the first quarter of calendar year 2006, is subject to satisfactory completion of due diligence, negotiation of definitive transaction agreements and receipt of necessary corporate and third party approvals, among other customary closing conditions.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Splinex Technology Inc.

December 15, 2005	By:	/s/ Gerard Herlihy

Name: Gerard Herlihy
Title: President

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Exhibit Index

Exhibit No.	Description

99.1	EnerSoft press release